UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 10, 2010

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 10, 2010, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Merit Medical Systems, Inc., a Utah corporation (“Merit Medical”), Merit BioAcquisition Co., a Delaware corporation and wholly-owned subsidiary of the Merit Medical (“Merit Subsidiary”), and BioSphere Medical, Inc., a Delaware corporation (“BioSphere”), Merit Medical completed its acquisition of BioSphere via the merger of Merit Subsidiary with and into BioSphere, with BioSphere continuing as the surviving company in the merger and becoming a wholly-owned subsidiary of Merit Medical (the “Merger”).  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the shareholders of BioSphere at a special meeting of shareholders held on September 3, 2010.

At the effective time and as a result of the Merger, each issued and outstanding share of BioSphere common stock (other than shares owned by BioSphere as treasury stock) was converted into the right to receive $4.38 per share in cash, payable to the holder thereof, without interest.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

2.1           Agreement and Plan of Merger dated May 13, 2010 by and among Merit Medical Systems, Inc., Merit BioAcquisition Co., and BioSphere Medical, Inc. (incorporated by reference to Exhibit 2.1 to Merit Medical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: September 10, 2010	By:	/s/ Rashelle Perry
Rashelle Perry Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger dated May 13, 2010 by and among Merit Medical Systems, Inc., Merit BioAcquisition Co., and BioSphere Medical, Inc. (incorporated by reference to Exhibit 2.1 to Merit Medical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2010).